Exhibit 99.2

Genesis Energy, L.P. Prices Public Offering of Senior Notes

HOUSTON — (BUSINESS WIRE) — Genesis Energy, L.P. (NYSE: GEL) today announced that it has priced a public offering of $750,000,000 in aggregate principal amount of 7.75% senior unsecured notes due 2028. The price to investors will be 100% of the principal amount of the notes. The notes will be co-issued with our subsidiary, Genesis Energy Finance Corporation, and will be guaranteed, with certain exceptions, by substantially all of our existing and future subsidiaries other than our unrestricted subsidiaries. We intend to use the net proceeds from the offering to fund the purchase price and accrued and unpaid interest for all of our 6.750% senior unsecured notes due 2022 that are validly tendered and accepted for payment in our concurrent tender offer and the redemption price and accrued and unpaid interest for any 6.750% senior unsecured notes due 2022 that remain outstanding after the completion or termination of our concurrent tender offer. The offering of the notes is expected to settle and close on January 16, 2020, subject to customary closing conditions.

BMO Capital Markets Corp., SMBC Nikko Securities America, Inc., Wells Fargo Securities, LLC, ABN AMRO Securities (USA) LLC, BBVA Securities Inc., BNP Paribas Securities Corp., BofA Securities, Capital One Securities, Inc., Citigroup Global Markets Inc., DNB Markets, Inc., Fifth Third Securities, Inc., RBC Capital Markets, Regions Securities LLC, and Scotia Capital (USA) Inc. are acting as joint book-running managers for the offering. A copy of the final prospectus supplement and accompanying base prospectus relating to this offering, when available, may be obtained from:

BMO Capital Markets Corp.

3 Times Square

New York, NY 10036

Attention: Syndicate Department

Telephone: (212) 702-1882

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY

10172

Tel: 888-868-6856

Attention: Debt Capital Markets

Wells Fargo Securities, LLC

550 S. Tryon Street, 5th Floor

Charlotte, NC 28202

Attn: Leveraged Syndicate

ABN AMRO Securities (USA) LLC

100 Park Avenue - 17th Floor

New York, NY

10017 USA

Attn: Adam Lemp

BBVA Securities Inc.

1345 6th Avenue

New York, NY 10105

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

Attention: Syndicate Desk

Tel: 212-841-2871

BofA Securities

NC1-004-03-43

200 North College Street

3rd floor, Charlotte NC 28255-0001

Attn: Prospectus Department

Email: dg.prospectus_requests@bofa.com

Capital One Securities, Inc.

201 St. Charles Ave., Suite 1830

New Orleans, Louisiana 70170

Attention: Gabrielle Halprin

Citigroup Global Markets Inc.

Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

DNB Markets, Inc.

200 Park Avenue, 31st floor

New York, NY 10166

Fifth Third Securities, Inc.

38 Fountain Square Plaza

Cincinnati, OH 45263

Attn: Syndicate Department

Tel: 866-531-5353

RBC Capital Markets

Attn: HY Capital Markets

200 Vesey St – 8th Floor

New York, NY 10281

Regions Securities LLC

1180 West Peachtree St. NW

Suite 1400

Atlanta, GA 30309

Attention: Debt Capital Markets

Telephone: (704) 940-5066

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

You may also obtain these documents for free, when they are available, by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offer is being made only through the prospectus supplement and accompanying base prospectus, each of which is part of our effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

Genesis Energy, L.P. is a diversified midstream energy master limited partnership headquartered in Houston, Texas. Genesis’ operations include offshore pipeline transportation, sodium minerals and sulfur services, onshore facilities and transportation and marine transportation. Genesis’ operations are primarily located in the Gulf Coast region of the United States, Wyoming and the Gulf of Mexico.

This press release includes forward-looking statements as defined under federal law. Although we believe that our expectations are based upon reasonable assumptions, no assurance can be given that our goals will be achieved, including statements regarding our ability to successfully close the offering and to use the net proceeds as indicated above. Actual results may vary materially. We undertake no obligation to publicly update or revise any forward-looking statement.

Contact:

Genesis Energy, L.P.

Ryan Sims

SVP – Finance and Corporate Development

(713) 860-2521